UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2015 (May 12, 2015)

LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 4900
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Sixth Amendment to Sixth Amended and Restated Credit Agreement

On May 12, 2015, Linn Energy, LLC (the “Company”) entered into the Sixth Amendment to Sixth Amended and Restated Credit Agreement dated as of May 12, 2015 (the “Sixth Amendment”) among the Company, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and each of the lenders party thereto, which amends that certain Sixth Amended and Restated Credit Agreement dated as of April 24, 2013 (as amended, the “Credit Agreement”) among the Company, the lenders from time to time party thereto and the Administrative Agent. Pursuant to the Sixth Amendment, the Borrowing Base, as defined in the Credit Agreement, was reduced to the amount of $4,050,000,000 which amount will remain in effect until this amount is redetermined or adjusted in accordance with the Credit Agreement. Additionally, certain restrictions on the ability of the Company to make investments in Berry Petroleum Company, LLC (“Berry”) were modified to allow the Company to make unlimited investments in Berry, subject to compliance with certain conditions.
The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed herewith.

Tenth Amendment to Berry’s Second Amended and Restated Credit Agreement and Borrowing Base Agreement

On May 12, 2015, Berry entered into the Tenth Amendment and Borrowing Base Agreement dated as of May 12, 2015 (the “Tenth Amendment”) among Berry, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Berry Administrative Agent”), which amends that certain Second Amended and Restated Credit Agreement dated as of November 15, 2010 (as amended, the “Berry Credit Agreement”) among Berry, the lenders from time to time party thereto and the Administrative Agent. Pursuant to the Tenth Amendment, the Borrowing Base, as defined in the Berry Credit Agreement (the “Berry Borrowing Base”), was reduced to the amount of $1,200,000,000, and this amount will remain in effect until this amount is redetermined or adjusted in accordance with the Berry Credit Agreement. Additionally, Berry deposited $250,000,000 in a security account with the Berry Administrative Agent that is subject to a security control agreement. Berry’s ability to withdraw funds from this account is subject to concurrent reduction of the Berry Borrowing Base or lender consent in connection with a redetermination of the Berry Borrowing Base.
The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1 Sixth Amendment to Sixth Amended and Restated Credit Agreement, dated as of May 12, 2015, among Linn Energy, LLC, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and each of the lenders party thereto.
10.2 Tenth Amendment and Borrowing Base Agreement, dated as of May 12, 2015 among Berry Petroleum Company, LLC, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: May 15, 2015	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary